Exhibit 99.1
INDEX TO FI
NAN
CIAL STATEMENTS
In connection with the closing of the Merger (as defined below in Note 1) Dianthus Therapeutics, Inc. changed its name to Dianthus Therapeutics OpCo, Inc. on September 11, 2023. For the purposes of these Financial Statements, Dianthus Therapeutics, Inc. is referring to the company prior to the Merger.
DIANTHUS THERAPEUTICS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of Dianthus Therapeutics, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.) (the “Company”) as of December 31, 2022 and 2021, the related statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ equity/(deficit) and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses and negative cash flows from operations and has limited capital resources to fund ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not in clud
e any adjustments that might result from the outcome of these uncertainties.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
Morristown, New Jersey
May 15, 2023 (December 21, 2023, as to the effects of the exchange ratio described in Note 1)
We have served as the Company’s auditor since 2022.

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DIANTHUS THERAPEUTICS, INC.
Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$15,365	$7,638
Short-term investments	60,125	—
Receivable from related party	4,700	469
Unbilled receivable from related party	938	1,007
Prepaid expenses and other current assets	905	274

Total current assets	82,033	9,388
Property and equipment, net	142	33
Right-of-use operating lease assets	814	—
Other assets and restricted cash	121	30

Total assets	$83,110	$9,451

Liabilities, Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
Current liabilities:
Accounts payable	$1,167	$1,359
Accrued expenses	6,608	3,993
Current portion of deferred revenue—related party	100	—
Current portion of operating lease liabilities	350	—

Total current liabilities	8,225	5,352
Deferred revenue—related party	791	—
Long-term operating lease liabilities	438	—

Total liabilities	9,454	5,352

Commitments and contingencies (Note 15)
Preferred stock, $0.0001 par value per share; 33,336,283 and 10,329,266 shares authorized at December 31, 2022 and 2021, respectively
Convertible preferred stock:
Series Seed 1 convertible preferred stock, 6,500,000 shares designated, issued, and outstanding, liquidation preference of $6,500 at December 31, 2022 and 2021	6,436	6,436
Series Seed 2 convertible preferred stock, 3,829,265 shares designated, issued, and outstanding, liquidation preference of $15,000 at December 31, 2022 and 2021	14,912	14,912
Series A convertible preferred stock, 23,007,017 shares designated, issued, and outstanding, liquidation preference of $100,000 at December 31, 2022	96,676	—

Total convertible preferred stock	118,024	21,348

Stockholders’ equity/(deficit):
Common stock, $0.0001 par value per share; 8,722,279 and 3,706,968 shares authorized at December 31, 2022 and 2021, respectively, 875,279 shares issued and outstanding at December 31, 2022 and 2021	—	—
Additional paid-in capital	1,661	143
Accumulated deficit	(45,868)	(17,392)
Accumulated other comprehensive loss	(161)	—

Total stockholders’ equity/(deficit)	(44,368)	(17,249)

Total liabilities, convertible preferred stock and stockholders’ equity/(deficit)	$83,110	$9,451

The accompanying notes are an integral part of these financial statements.

DIANTHUS THERAPEUTICS, INC.
Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Years Ended December 31,
	2022	2021
Revenues:
License revenue—related party	$6,417	$1,476
Operating expenses:
Research and development	29,379	12,606
General and administrative	6,743	1,956

Total operating expenses	36,122	14,562

Loss from operations	(29,705)	(13,086)
Other income/(expense):
Interest income	1,145	3
Gain/(loss) on currency exchange, net	136	(26)
Other expense	(52)	—

Total other income/(expense)	1,229	(23)

Net loss	$(28,476)	$(13,109)

Net loss per share attributable to common stockholders, basic and diluted	$(32.57)	$(15.01)

Weighted-average number of common shares outstanding, used in computing net loss per common share, basic and diluted	874,234	873,471

Other comprehensive loss:
Net loss	$(28,476)	$(13,109)
Other comprehensive loss:
Change in unrealized losses related to available-for-sale debt securities	(161)	—

Total other comprehensive loss	(161)	—

Total comprehensive loss	$(28,637)	$(13,109)

The accompanying notes are an integral part of these financial statements.

DIANTHUS THERAPEUTICS, INC.
Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity/(Deficit)
(in thousands, except share data)

	Convertible Preferred Stock							Stockholders’ Equity/(Deficit)
	Series Seed 1 Convertible Preferred Stock		Series Seed 2 Convertible Preferred Stock		Series A Convertible Preferred Stock		Total Convertible Preferred Stock	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity/ (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount
Balance, January 1, 2021	6,500,000	$6,436	—	$—	—	$—	$6,436	875,279	$—	$80	$(4,283)	$—	$(4,203)

Issuance of convertible preferred stock, net of issuance costs of $88	—	—	3,829,265	14,912	—	—	14,912	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	63	—	—	63
Net loss	—	—	—	—	—	—	—	—	—	—	(13,109)	—	(13,109)

Balance, December 31, 2021	6,500,000	$6,436	3,829,265	$14,912	—	$—	$21,348	875,279	$—	$143	$(17,392)	$—	$(17,249)

Issuance of convertible preferred stock, net of issuance costs of $3,324	—	—	—	—	23,007,017	96,676	96,676	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	1,518	—	—	1,518
Net loss	—	—	—	—	—	—	—	—	—	—	(28,476)	—	(28,476)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	(161)	(161)

Balance, December 31, 2022	6,500,000	$6,436	3,829,265	$14,912	23,007,017	$96,676	$118,024	875,279	$—	$1,661	$(45,868)	$(161)	$(44,368)

The accompanying notes are an integral part of these financial statements.

DIANTHUS THERAPEUTICS, INC.
Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(28,476)	$(13,109)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	30	—
Stock-based compensation expense	1,518	63
Accretion on short-term investments	(606)	—
Amortization of right-of-use operating lease assets	117	—
Changes in operating assets and liabilities:
Receivable from related party	(4,231)	(469)
Unbilled receivable from related party	69	(1,007)
Prepaid expenses and other current assets	(631)	(271)
Other assets	(31)	(30)
Accounts payable, accrued expenses and operating lease liabilities	2,280	4,919
Deferred revenue—related party	891	—

Net cash used in operating activities	(29,070)	(9,904)

Cash flows from investing activities:
Capital expenditures	(139)	(33)
Purchases of short-term investments	(61,680)	—
Proceeds from maturities of short-term investments	2,000	—

Net cash used in investing activities	(59,819)	(33)

Cash flows from financing activities:
Proceeds from issuance of Series A convertible preferred stock	100,000	—
Payment of issuance costs for Series A convertible preferred stock	(3,324)	—
Proceeds from issuance of Series Seed 2 convertible preferred stock	—	15,000
Payment of issuance costs for Series Seed 2 convertible preferred stock	—	(88)

Net cash provided by financing activities	96,676	14,912

Increase in cash, cash equivalents and restricted cash	7,787	4,975
Cash, cash equivalents and restricted cash, beginning of period	7,638	2,663

Cash, cash equivalents and restricted cash, end of period	$15,425	$7,638

Supplemental Disclosure
Cash and cash equivalents	$15,365	$7,638
Restricted cash	60	—

Total cash, cash equivalents and restricted cash	$15,425	$7,638

Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

Additions to right-of-use lease assets from new operating lease liabilities	$931	$—

The accompanying notes are an integral part of these financial statements.

DIANTHUS THERAPEUTICS, INC.
NOTES TO FINANCIAL STATEMENTS
1. Nature of Organization and Operations
Dianthus Therapeutics, Inc. (“Dianthus” or the “Company”) is a clinical-stage biotechnology company focused on developing next-generation complement therapeutics for patients with severe autoimmune and inflammatory diseases. Dianthus was incorporated in the State of Delaware on May 1, 2019 and its corporate headquarters is located in New York, New York.
Currently, the Company is devoting substantially all efforts and resources toward product research and development. The Company has incurred losses from operations and negative operating cash flows since its inception. There can be no assurance that its research and development programs will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its key employees, consultants, and advisors.
The Company is subject to risks and uncertainties common to early-stage companies in the biotechnology industry including, but not limited to, uncertainty of product development and commercialization, lack of marketing and sales history, development by its competitors of new technological innovations, dependence on its key personnel, market acceptance of products, product liability, protection of proprietary technology, ability to raise additional financing, and compliance with government regulations. If the Company does not successfully commercialize any of its product candidates, it will be unable to generate recurring product revenue or achieve profitability.
The Company’s potential product candidates that are in development require significant additional research and development efforts, including extensive preclinical and clinical testing and regulatory approval prior to commercialization. These efforts require significant amounts of additional capital, adequate personnel and infrastructure, and extensive compliance-reporting capabilities. Even if its product development efforts are successful, it is uncertain when, if ever, the Company will generate revenue from product sales.
Liquidity and Going Concern
In accordance with Accounting Standards Update
No. 2014-15,
Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern
(Subtopic
205-40),
the Company evaluated the following adverse conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the accompanying financial statements were issued (the “issuance date”):

•
Since its inception, the Company has funded its operations primarily with outside capital (i.e., proceeds from the sale of preferred stock) and has incurred significant recurring losses, including net losses of $28.5 million and $13.1 million for the years ended December 31, 2022 and 2021, respectively. In addition, the Company had an accumulated deficit of $45.9 million as of December 31, 2022;

•	The Company expects to continue to incur significant recurring losses and rely on outside capital to fund its operations for the foreseeable future; and

•
The Company expects its available cash, cash equivalents and short-term investments on hand as of the issuance date will not be sufficient to fund its obligations as they become due for at least one year beyond the issuance date.

While the Company is seeking to secure additional outside capital as of the issuance date, management can provide no assurance such capital will be secured or on terms that are acceptable to the Company.

Similarly, as disclosed in Note 17, while the Company plans to consummate a reverse merger and concurrent private financing during the second half of fiscal year 2023, management can provide no assurance the reverse merger and concurrent private financing will be consummated on terms that are acceptable to the Company, if at all.
In the event the Company is unable to secure additional outside capital and/or consummate the reverse merger and concurrent private financing, management will be required to seek other alternatives which may include, among others, a delay or termination of clinical trials or the development of its product candidates, temporary or permanent curtailment of the Company’s operations, a sale of assets, or other alternatives with strategic or financial partners. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern.
The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Merger and Exchange Ratio
On May 2, 2023, the Company entered into a Merger Agreement with Magenta Therapeutics, Inc. (“Magenta”) and Dio Merger Sub, Inc. (“Merger Sub”). Pursuant to the Merger Agreement, among other matters, Merger Sub merged with and into the Company with the Company continuing as a wholly owned subsidiary of Magenta and the surviving corporation of the merger (“Merger”). Concurrently with the execution of the Merger Agreement, and in order to provide the Company with additional capital for its development programs prior to the closing of this Merger, certain new and existing investors have agreed to purchase an aggregate of approximat ely $72.0 million of common stock and pre-funded warrants of the Company in a pre-closing financing.
On September 11, 2023, the Company completed its Merger with Magenta and Merger Sub. In connection with the completion of the Merger, the Company changed its name from “Dianthus Therapeutics, Inc.” to “Dianthus Therapeutics OpCo, Inc.,” Magenta changed its name to “Dianthus Therapeutics, Inc.” and the business conducted by Magenta became primarily the business conducted by the Company.
At the effective time of the Merger, Magenta issued an aggregate of 11,021,248 shares of its common stock to the Company’s stockholders (after giving effect to the 1-for-16 reverse stock split of Magenta common stock in connection with the Merger), based on the exchange ratio of approximately
 0.2181 shares of Magenta common stock for each share of the Company’s common stock, including those shares of the Company’s common stock issued upon the conversion of the Company’s preferred stock and those shares of the Company’s common stock issued in the pre-closing financing (as defined
a
bove
), resulting in 14,817,762
shares of the Company’s common stock being issued and outstanding following the effective time of the Merger.
The Merger has been accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, the Company is deemed to be the accounting acquirer for financial reporting purposes. This determination is primarily based on the fact that, immediately following the Merger: (i) the Company’s stockholders own a substantial majority of the voting rights in the combined company; (ii) the Company’s largest stockholders retained the largest interest in the combined company; (iii) the Company designated a majority (six of eight) of the initial members of the board of directors of the combined company; and (iv) the Company’s executive management team became the management team of the combined company. Historical common share figures of the Company have been retroactively restated based on the exchange ratio of approxima tely 0.2181.

2. Summary of Significant Accounting Policies
Basis of Presentation
The financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).
Segment Information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CODM is its Chief Executive Officer (“CEO”). The Company operates as a single operating segment and has one reportable segment.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ materially from those estimates.
Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates including the following: expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes, and management must select an amount that falls within that range of reasonable estimates. Significant estimates are used in the following areas, among others: the recognition of research and development expense, stock-based compensation expense and revenue recognition.
Cash and Cash Equivalents
All
short-term,
highly liquid investments with original maturities of 90 days or less are considered to be cash and cash equivalents. The carrying amounts reported in the balance sheets for cash and cash equivalents are valued at cost, which approximates fair value.

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9

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents and short-term investments. The Company regularly maintains deposits in accredited financial institutions in excess of federally insured limits. The Company invests its excess cash primarily in money market funds, U.S. treasury securities and U.S. government agency securities in accordance with the Company’s investment policy. The Company’s investment policy defines allowable investments and establishes guidelines relating to credit quality, diversification, and maturities of its investments to preserve principal and maintain liquidity. The Company has not experienced any realized losses related to its cash, cash equivalents and short-term investments and management believes the Company is not exposed to significant risks of losses.
As of December 31, 2022, the Company held cash deposits at Silicon Valley Bank (“SVB”) in excess of government insured limits. On March 10, 2023, SVB was closed by the California Department of Financial Protection and Innovation, and the Federal Deposit Insurance Corporation was appointed as receiver. No losses were incurred by the Company on deposits that were held at SVB. Management believes that the Company is not currently exposed to significant credit risk as the vast majority of the Company’s deposits were either owned directly by the Company and held in custody at a third-party financial institution or, subsequent to March 10, 2023, have been transferred to a third-party financial institution. The Company does not currently have any other significant relationships with SVB.
Short-term Investments
Short-term investments consist of investments in U.S. treasury and U.S. government agency securities. Management of the Company determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. The Company classifies its short-term investments as available-for-sale
pursuant to ASC 320,
Investments—Debt and Equity Securities
and reports them at fair value in short-term investments with unrealized gains and losses reported as a component of accumulated other comprehensive income loss on the balance sheet. Realized gains and losses and declines in value judged to be other than temporary are included as a component of interest income based on the specific identification method.
Receivable from Related Party and Unbilled Receivable from Related Party
The receivable from related party and unbilled receivable from related party results from option and license agreements with Zenas BioPharma Limited (“Zenas”), a related party. See Notes 12 and 16 for more information. The receivable represents amounts earned and billed to Zenas but not yet collected while unbilled receivable represents amounts estimated to be earned but not yet billed to Zenas. The receivable and unbilled receivable are reported at net realizable value. Management of the Company regularly evaluates the creditworthiness of Zenas and their financial condition and does not require collateral from Zenas. As of December 31, 2022 and 2021, no allowance for doubtful accounts was recorded as all accounts were considered collectible.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over estimated useful lives of three years for computer equipment and five years for furniture and fixtures. Expenditures for major renewals and betterments that extend the useful lives are capitalized. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the accounts and any gains or losses are recognized in the accompanying statements of operations and comprehensive loss of the respective period.

F-
10

Leases
Operating leases are accounted for in accordance with ASU
2016-02,
Leases
, as amended (“ASC 842”).
Right-of-use
lease assets represent the right to use an underlying asset for the lease term and lease liabilities represent an obligation to make lease payments arising from the lease. The measurement of lease liabilities is based on the present value of future lease payments over the lease term. As the Company’s leases do not provide an implicit rate, management used the Company’s incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future lease payments. The right-of-use
asset is based on the measurement of the lease liability and includes any lease payments made prior to or on lease commencement and excludes lease incentives and initial direct costs incurred, as applicable. Rent expense for operating leases is recognized on a straight-line basis over the lease term. The Company does not have any leases classified as finance leases. Management have elected the practical expedient to exclude short-term leases from right-of-use
assets and lease liabilities.
The Company’s leases do not have significant rent escalation, holidays, concessions, material residual value guarantees, material restrictive covenants or contingent rent provisions. The Company’s leases include both lease (e.g., fixed payments including rent, taxes, and insurance costs) and non-lease
components (e.g., common-area or other maintenance costs), which are accounted for as a single lease component as management have elected the practical expedient to group lease and non-lease
components for all leases.
Additional information and disclosures required under ASC 842 are included in Note 8.
Restricted Cash
In accordance with ASU
2016-18,
Statement of Cash Flows (Topic 230): Restricted Cash
, restricted cash is included as a component of cash, cash equivalents and restricted cash in the accompanying statements of cash flows. Restricted cash serves as collateral for a letter of credit securing office space. Restricted cash is recorded within other assets and restricted cash line item in the accompanying balance sheet.
Classification of Convertible Preferred Stock
Convertible preferred stock is recorded at its original issuance price, less direct and incremental offering costs, as stipulated by its terms. The Company has adopted the guidance in ASC
480-10-S99,
Distinguishing Liabilities from
Equity-Overall-SEC
Materials
, and has therefore classified the convertible preferred stock outside of stockholders’ equity/(deficit) in the accompanying balance sheets.
Effective January 1, 2021, the Company early adopted ASU
2020-06,
Debt—Debt with Conversion and Other Options (Subtopic
470-20)
which reduces complexity in applying U.S. GAAP to certain financial instruments with characteristics of liability and equity. The ASU removes the guidance that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The adoption did not have any impact on the Company’s financial statement presentation or disclosures.
License Revenue—Related Party
To date, the Company’s only revenue has been attributable to an upfront payment and cost reimbursements under the Company’s license agreement with Zenas. The Company has not generated any revenue from product sales and does not expect to generate any revenue from product sales for the foreseeable future.
The Company recognizes revenue pursuant to ASC 606,
Revenue from Contracts with Customers
(“ASC 606”). ASC 606 applies to all contracts with customers, except for contracts that are within the scope of other standards. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised

F-1

goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the entity performs the following five steps: (i) identify the contract with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when the performance obligation is satisfied.
The Company evaluates the performance obligations promised in a contract that are based on goods and services that will be transferred to the customer and determine whether those obligations are both (i) capable of being distinct and (ii) distinct in the context of the contract. To the extent a contract includes multiple promised goods and services, the Company applies judgment to determine whether promised goods and services are both capable of being distinct and are distinct in the context of the contract. If these criteria are not met, the promised goods and services are accounted for as a combined performance obligation. Arrangements that include rights to additional goods or services that are exercisable at a customer’s discretion are generally considered options. The Company assesses if these options provide a material right to the customer and if so, they are considered performance obligations.
The Company estimates the transaction price based on the amount expected to be received for transferring the promised goods or services in the contract. The consideration may include fixed consideration or variable consideration. At the inception of each arrangement that includes variable consideration, the Company evaluates the amount of potential transaction price and the likelihood that the transaction price will be received. Variable consideration is included in the transaction price if, in management’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. Any estimates, including the effect of the constraint on variable consideration, are evaluated at each reporting period for any changes. The Company then allocates the transaction price to each performance obligation and recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) control is transferred to the customer and the performance obligation is satisfied.
Amounts received prior to satisfying the revenue recognition criteria are recorded as deferred revenue in the Company’s balance sheets. If the related performance obligation is expected to be satisfied within the next twelve months this will be classified in current liabilities.
Additional information and disclosures required under ASC 606 are included in Note 12.
Research and Development Costs
Research and development expenses are recorded as expense, as incurred. Research and development expenses consists of (i) costs to engage contractors who specialize in the development activities of the Company; (ii) external research and development costs incurred under arrangements with third parties, such as contract research organizations and consultants; and (iii) costs associated with preclinical activities and regulatory operations.
The Company enters into consulting, research, and other agreements with commercial firms, researchers, and others for the provision of goods and services. Under such agreements, the Company may pay for services on a monthly, quarterly, project or other basis. Such arrangements are generally cancellable upon reasonable notice and payment of costs incurred. Costs are considered incurred based on an evaluation of the progress to completion of specific tasks under each contract using information and data provided by the service providers and vendors, whereas payments are dictated by the terms of each agreement. As such, depending on the timing of payment relative to the receipt of goods or services, management may record either prepaid expenses or accrued services. These costs consist of direct and indirect costs associated with specific projects, as well as fees paid to various entities that perform certain research on behalf of the Company.

F-1

Patent costs
Patent costs are expensed as incurred and recorded within general and administrative expenses.
Income Taxes
Income taxes are recorded in accordance with ASC 740,
Income Taxes (
“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities and for loss and credit carryforwards using enacted tax rates anticipated to be in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized.
The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position, as well as consideration of the available facts and circumstances. As of December 31, 2022 and 2021, the Company did not have any material uncertain tax positions. The Company recognizes interest and penalties related to uncertain tax positions, if any exist, in income tax expense.
Stock-Based Compensation
The Company accounts for stock-based compensation awards in accordance with ASC Topic 718,
Compensation
—Stock Compensation
(“ASC 718”). ASC 718 requires all stock-based payments, including grants of stock options and restricted stock, to be recognized in the statements of operations and comprehensive loss based on their fair values. All of the stock-based awards are subject only to service-based vesting conditions. Management estimates the fair value of the stock option awards using the Black-Scholes option pricing model, which requires the input of assumptions, including (a) the fair value of the Company’s common stock, (b) the expected stock price volatility, (c) the calculation of expected term of the award, (d) the risk-free interest rate and (e) expected dividends. Management estimates the fair value of the restricted stock awards using the fair value of the Company’s common stock. Forfeitures are recognized as they are incurred.
Management utilizes estimates and assumptions in determining the fair value of the Company’s common stock. Stock options were granted at exercise prices that represented the fair value of the Company’s common stock on the specific grant dates. Management utilized valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid,
Valuation of Privately Held Company Equity Securities Issued as Compensation
, to estimate the fair value of the Company’s common stock. Each valuation methodology includes estimates and assumptions that require management’s judgment. These estimates and assumptions include a number of objective and subjective factors, including external market conditions, the prices at which the Company sold shares of convertible preferred stock, the superior rights and preferences of the convertible preferred stock senior to the Company’s common stock at the time, and a probability analysis of various liquidity events, such as a public offering or sale of the Company, under differing scenarios. Changes to the key assumptions used in the valuations could result in materially different fair values of common stock at each valuation date.
Due to the lack of a historical public market for the trading of the Company’s common stock and a lack of company-specific historical and implied volatility data, management based its estimate of expected volatility on the historical volatility of a representative group of companies with similar characteristics to the Company, including stage of product development and life science industry focus. Management believes the group selected has sufficient similar economic and industry characteristics and includes companies that are most representative of the Company.

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Management used the simplified method, as prescribed by the SEC Staff Accounting Bulletin No. 107,
Share-Based Payment
, to calculate the expected term. The risk-free interest rate is based on observed interest rates appropriate for the term of the awards. The dividend yield assumption is based on history and expectation of paying no dividends.
Compensation expense related to stock-based awards is calculated on a straight-line basis by recognizing the grant date fair value, over the associated service period of the award, which is generally the vesting term.
Comprehensive Loss
The only component of comprehensive loss other than net loss is change in unrealized losses related to available-for-sale
debt securities.
Net Loss per Share
Basic net income (loss) per share attributable to common stockholders is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share attributable to common stockholders is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period, including potential dilutive common shares. For periods in which the Company has reported net losses, diluted net loss per share attributable to common stockholders is the same as basic net loss per share attributable to common stockholders, since dilutive common shares are not assumed to have been issued if their impact is anti-dilutive. Additional information is included in Note 14.
Recently Issued Accounting Pronouncements
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments—Credit Losses (Topic 326)
. The new standard adjusts the accounting for assets held at amortized costs basis, including marketable securities accounted for as available for sale. The standard eliminates the probable initial recognition threshold and requires an entity to reflect its current estimate of all expected credit losses. The allowance for credit losses is a valuation account that is deducted from the amortized cost basis of the financial assets to present the net amount expected to be collected. For public entities, the guidance was effective for annual reporting periods beginning after December 15, 2019 and for interim periods within those fiscal years. For nonpublic entities and emerging growth companies that choose to take advantage of the extended transition period, the guidance was effective for annual reporting periods beginning after December 15, 2020. Early adoption is permitted for all entities. In November 2019, the FASB issued ASU
No. 2019-10,
which deferred the effective date for nonpublic entities and emerging growth companies to annual reporting periods beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not believe the guidance will have a material impact on its financial statements.
3. Short-Term Investments
The table below provides a summary of short-term investments (in thousands) as of December 31, 2022. There were no short-term investments as of December 31, 2021.

	December 31, 2022
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Fair Value
Available-for-sale, short-term investments:
U.S. treasury securities	$47,630	$3	$(122)	$47,511
U.S. government agency securities	12,656	—	(42)	12,614

Total available-for-sale, short-term investments	$60,286	$3	$(164)	$60,125

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As of December 31, 2022, the
available-for-sale
securities classified as short-term investments mature in one year or less. Unrealized gains and losses on available-for-sale
securities as of December 31, 2022 were not significant and were primarily due to changes in interest rates. There were no significant realized gains or losses recognized on the sale or maturity of available-for-sale
investments for the years ended December 31, 2022 and 2021.
4. Prepaid Expenses and Other Current Assets
The following table provides a summary of prepaid expenses and other current assets (in thousands):

	December 31,
	2022	2021
Prepaid materials, supplies and services	$820	$243
Prepaid insurance	32	21
Other	53	10

Prepaid expenses and other current assets	$905	$274

5. Property and Equipment
The following table provides a summary of property and equipment (in thousands):

	December 31,
	2022	2021
Computer equipment	$131	$—
Furniture and fixtures	41	—
Construction-in-process	—	33

Subtotal	172	33
Less: accumulated depreciation	(30)	—

Property and equipment, net	$142	$33

Depreciation expense was $30 thousand for the year ended December 31, 2022. No depreciation expense was recognized during the year ended December 31, 2021 as the assets had not yet been placed in service as of that date
.
6. Fair Value of Financial Instruments
Management calculates the fair value of assets and liabilities that qualify as financial instruments and includes additional information in the notes to the financial statements when the fair value is different than the carrying value of these financial instruments. The estimated fair value of accounts receivable, accounts payable and accrued expenses approximate their carrying amounts due to the relatively short maturity of these instruments.
The Company is required to disclose information on all assets and liabilities reported at fair value that enables an assessment of the inputs used in determining the reported fair values. ASC Topic 820,
Fair Value Measurements and Disclosures
(“ASC 820”) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a hierarchy of inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available.

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Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect management’s assumptions about the inputs that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances. The fair value hierarchy applies only to the valuation inputs used in determining the reported fair value of the investments and is not a measure of the investment credit quality.
The three levels of the fair value hierarchy are described below:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•
Level 2—Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

•
Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets and liabilities. This includes certain pricing models, discounted cash flow methodologies and similar valuation techniques that use significant unobservable inputs.

To the extent that a valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by management in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Management has segregated all financial assets and liabilities that are measured at fair value on a recurring basis into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement date in the table below. The Company’s valuation techniques for its Level 2 financial assets included using quoted prices for similar assets in active markets and quoted prices for similar assets in markets that are not active.
The following table provides a summary of financial assets measured at fair value on a recurring basis (in thousands):

Description	Fair Value at December 31, 2022	Level 1	Level 2	Level 3
Recurring Assets:
Cash equivalents:
Money market fund	$11,846	$11,846	$—	$—
U.S. government agency securities	1,999	—	1,999	—
Short-term investments:
U.S. treasury securities	20,775	20,775	—	—
U.S. government agency securities	39,350	26,736	12,614	—

Total assets measured at fair value	$73,970	$59,357	$14,613	$—

Description	Fair Value at December 31, 2021	Level 1	Level 2	Level 3
Recurring Assets:
Cash equivalents:
Money market fund	$7,675	$7,675	$—	$—

Total assets measured at fair value	$7,675	$7,675	$—	$—

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7. Accrued Expenses
The following table provides a summary of accrued expenses (in thousands):

	December 31,
	2022	2021
Accrued external research and development	$4,329	$3,560
Accrued compensation	2,084	207
Accrued professional fees and other	195	226

Accrued expenses	$6,608	$3,993

8. Leases
The Company leases space under operating leases for administrative offices in New York, New York and Waltham, Massachusetts. The Company also leased office space under operating leases, which had a non-cancelable
lease term of less than one year and, therefore, management elected the practical expedient to exclude these short-term leases from right-of-use
assets and lease liabilities.
The following table provides a summary of the components of lease costs and rent (in thousands):

	Years Ended December 31,
	2022	2021
Operating lease cost	$198	$—
Variable lease cost	4	—
Short-term lease cost	34	17

Total operating lease costs	$236	$17

The Company records the operating lease costs within the general and administrative expenses line item in the statements of operations and comprehensive loss during the years ended December 31, 2022 and 2021.
Maturities of operating lease liabilities, which do not include short-term leases, as of December 31, 2022, are as follows (in thousands):

2023	$351
2024	365
2025	188

Total undiscounted operating lease payments	904
Less: imputed interest	(116)

Present value of operating lease liabilities	$788

Balance sheet classification:
Current portion of lease liabilities	$350
Long-term lease liabilities	438

Total operating lease liabilities	$788

The weighted-average remaining term of operating leases was 30 months and the weighted-average discount rate used to measure the present value of operating lease liabilities was 10.3% as of December 31, 2022.

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9. Convertible Preferred Stock
As of December 31, 2022 and 2021, the Company was authorized to issue 33,336,283 and 10,329,266 shares of preferred stock, respectively, par value $0.0001 per share.
Series Seed 1:
On July 19, 2019, the Company executed a Series Seed
1
Convertible Preferred Stock Purchase Agreement (“Series Seed 1”).
In connection with this agreement, the Company issued 1,642,500 shares of Series Seed Convertible Preferred Stock, at a price of $1.00 per share. Gross proceeds from the issuance were approximately $1.6 million. The Series Seed 1 provided for an additional closing to the same investors upon the approval of the Company’s Board of Directors. On April 22, 2020, the Company completed an additional closing and issued an additional 1,857,500 shares of Series Seed 1 Convertible Preferred Stock, at a price of $1.00 per share. Gross proceeds from this issuance were approximately $1.9 million.
On December 1, 2020, the Company executed an amendment to the Series Seed 1 providing for a third closing which was completed on the same date. In connection with this amendment, the Company issued 3,000,000 shares of Series Seed 1 Convertible Preferred Stock, at a price of $1.00 per share. Gross proceeds from the third closing issuance were $3.0 million. This amendment provided for a potential fourth closing, which did not occur.
Series Seed 2:
In May 2021, the Company executed a Series Seed 2 Convertible Preferred Stock Purchase Agreement (“Series Seed 2”).
In connection with this agreement, the Company issued 3,829,265 shares of Series Seed 2 Convertible Preferred Stock, at a price of $3.9172 per share. Gross proceeds from the issuance were $15.0 million.
Series A:
In April 2022, the Company executed a Series A Convertible Preferred Stock Purchase Agreement (“Series A”).
In connection with this agreement, the Company issued 23,007,017 shares of Series A Convertible Preferred Stock, at a price of $4.3465 per share. Gross proceeds from the issuance were $100.0 million.
The Series Seed 1, Series Seed 2 and Series A preferred stock are collectively referred to as “Preferred Stock” and have the following characteristics:
Voting
Each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter.
Dividends
The holders of Preferred Stock are entitled to receive dividends, as specified in the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), if and when declared by the Company’s Board of Directors. The Series Seed preferred stockholders are entitled to receive dividends at a rate of $0.06 per annum per share. The Series Seed 2 preferred stockholders are entitled to receive dividends at a rate of $0.235 per annum per share. The Series A preferred stockholders are entitled to receive dividends at a rate of $0.2608 per annum per share. Such dividends are not cumulative. Since the Company’s inception, no dividends have been declared or paid to the holders of Preferred Stock.
Liquidation, dissolution or winding up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event (as defined in the Certificate of Incorporation), the holders of the Preferred Stock have first priority to be paid an amount equal to the greater of (i) the respective Preferred Stock issuance price plus

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dividends declared but unpaid or (ii) such amounts that would have been owed to the holders of Preferred Stock if the Preferred Stock shares had been converted to common stock prior to the liquidation event. Following payment to the holders of Preferred Stock, all remaining assets of the Company will be distributed to the common stock shareholders on a pro rata basis.
Conversion
Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable
shares of common stock on the terms set forth in the Certificate of Incorporation.
Mandatory conversion shall occur upon either (a) the closing of the sale of shares of common stock to the public at a price of at least $8.6930 per share (subject to appropriate adjustment as defined in the Certificate of Incorporation), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $40.0 million of gross proceeds to the Company and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Company’s Board of Directors, or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (as defined in the Certificate of Incorporation).
Redemption
Shares of Preferred Stock are not redeemable at the election of the holder thereof. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Company shall be automatically and immediately cancelled and retired (as defined in the Certificate of Incorporation).
Adjustment of conversion price upon issuance of additional shares of common stock
In the event the Company issues additional shares of common stock without consideration or consideration less than the Preferred Stock conversion price in effect immediately prior to such issuance, then the Preferred Stock conversion price shall be adjusted in accordance with the adjustment formula (as set forth in the Certificate of Incorporation).
10. Stockholders’ Equity/(Deficit)
Common Stock
As of December 31, 2022 and 2021, the Company was authorized to issue 8,722,279 and 3,706,968 shares of common stock, respectively, with a par value of $0.0001 per share. In January 2023, the Company amended its Certificate of Incorporation to increase the authorized common stock to 9,837,322 shares.
The Common Stock has the following characteristics:
Voting
The holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the Delaware General Corporation Law.

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Dividends
The holders of common stock are entitled to receive dividends, if and when declared by the Company’s Board of Directors. Since the Company’s inception, no dividends have been declared or paid to the holders of common stock.
Liquidation, dissolution or winding up
In the event of any voluntary or involuntary liquidation, dissolution, or winding-up
of the Company, the holders of common stock are entitled to share ratably in the Company’s remaining assets, following priority payments to the Company’s preferred stockholders.
11. Stock-Based Compensation
In July 2019, the Company’s Board of Directors adopted, and the stockholders approved, the Dianthus Therapeutics, Inc. 2019 Stock Plan (the “2019 Plan”). As of December 31, 2022, there were 1,691,208 shares of common stock reserved under the 2019 Plan for issuance to officers, employees, consultants, and directors of the Company. The 2019 Plan is administered by the Compensation Committee of the Company’s Board of Directors.
As of December 31, 2022, the Company had issued 1,273,454 awards from the 2019 Plan and had 417,755 shares available for future grant. Shares that are expired, terminated, surrendered, or canceled under the 2019 Plan without having been fully exercised will be available for future awards.
Stock Options
The exercise price for stock options is determined at the discretion of the Compensation Committee of the Company’s Board of Directors. All stock options granted to any person possessing less than 10% of the total combined consolidated voting power of all classes of stock may not have an exercise price of less than 100% of the fair market value of the common stock on the grant date. All stock options granted to any person possessing more than 10% of the total combined consolidated voting power of all classes of stock may not have an exercise price of less than 110% of the fair market value of the common stock on the grant date. The option term may not be greater than ten years from the date of the grant. Stock options granted to persons possessing more than 10% of the total combined consolidated voting power of all classes of stock may not have an option term of greater than five years from the date of the grant.
The vesting period for equity-based awards is determined at the discretion of the Compensation Committee of the Company’s Board of Directors, which is generally four years. For awards granted to employees and non-employees
with four-year vesting terms, vesting is generally either:

•	25% of the option vests on the first anniversary of the grant date and the remaining stock vest equally each month for three years thereafter, or

•	Equal vesting on a monthly basis, on the last day of the month following the vesting commencement date.
The following table summarizes the assumptions used to determine the grant-date fair value of stock options granted, presented on a weighted average basis:

	Years Ended December 31,
	2022	2021
Risk-free interest rate	3.08%	1.20%
Expected term (in years)	5.9	6.1
Expected volatility	87.28%	87.67%
Expected dividend yield	0%	0%

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The following table summarizes stock option activity:

	Number of stock options outstanding	Weighted average exercise price per share	Weighted average remaining contractual term	Aggregate intrinsic value
			(in years)	(in thousands)
Balance at January 1, 2021	—	$—		$—
Granted, fair value of $4.31 per share	248,603	5.92

Balance at December 31, 2021	248,603	5.92	9.7	194
Granted, fair value of $6.24 per share	1,031,567	8.44
Forfeited	(6,716)	7.55

Balance at December 31, 2022	1,273,454	$7.95	9.3	$621

Exercisable options at December 31, 2022	181,171	$7.18	9.1	$229
Unvested options at December 31, 2022	1,092,283	$8.08	9.4	$392
The aggregate intrinsic value of options is calculated as the difference between the exercise price of the options and the fair value of the common stock for those options that had exercise prices lower than the fair value of the common stock.
The weighted average grant-date fair value per share of stock options granted during the years ended December 31, 2022 and 2021 was $6.24 and $4.31, respectively.
Restricted Stock
In April 2020, the Company executed a restricted stock award agreement with a consultant to purchase 3,052 shares of common stock at an exercise price of $0.14 per share. The restricted stock award vests over a four-year requisite service period, with 25% vesting on the first anniversary of the vesting commencement date and 2.0833% per month thereafter. The agreement contains restrictions on the ability to sell, assign or pledge the shares awarded. The restricted stock agreement contains a right of repurchase whereby, at the election of the Company, the Company may purchase back all unvested stock should the relationship between the recipient and the Company cease. The fair value of the Company’s common stock on the date of the award was $0.14 per share.
The Company did not issue any restricted stock during the years ended December 31, 2022 and 2021. As of December 31, 2022, a total of approximately 2,417 shares of restricted common stock were vested and approximately 635 shares remained unvested. As of December 31, 2022, the unrecognized stock-based compensation expense for the restricted award was immaterial.
Stock Warrants
In April 2021, the Company issued 4,677 warrants for the purchase of common stock at an exercise price of $1.65 per share. The warrants vest over a four-year period on a straight-line basis and have a grant date fair value of $1.16 per warrant.
The weighted average assumptions used to determine the fair value of the warrants were as follows:

Year Ended December 31, 2021
Risk-free interest rate	1.14%
Expected term (in years)	6.1
Expected volatility	82.80%
Expected dividend yield	0%

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1

The Company did not issue any warrants during the year ended December 31, 2022. As of December 31, 2022, the warrants have a weighted average remaining contractual term of 8.3 years and a remaining weighted average vesting period of 7 months.
Stock-based compensation expense
The following table provides a summary of stock-based compensation expense related to stock options, restricted stock, and warrants (in thousands):

	Years Ended December 31,
	2022	2021
Research and development	$416	$19
General and administrative	1,102	44

Total stock-based compensation expense	$1,518	$63

As of December 31, 2022, there was $5.9 million of total unrecognized compensation cost related to stock options granted under the 2019 Plan. The Company expects to recognize that cost over a remaining weighted-average period of 3.2 years.
12. License Revenue—Related Party
In September 2020, the Company entered into an Option Agreement with Zenas (“Zenas Option”), a related party (See Note 16). Through the Zenas Option, the Company provided Zenas an option to enter into an exclusive license agreement for the development and commercialization of products arising from its research of monoclonal antibody antagonists targeting certain specific complement proteins.
In September 2021, the Company notified Zenas that it had elected the first antibody sequence as a clinical candidate. In October 2021, Zenas notified the Company that it was exercising its option for such clinical candidate. The Zenas Option provided that upon the exercise of the option, the Company would negotiate in good faith a license agreement with Zenas pursuant to which it would grant Zenas the exclusive license with respect to the antibody sequences for the Zenas Territory, which includes People’s Republic of China, including Hong Kong, Macau, and Taiwan. In accordance with Zenas Option, within 60 days following the execution of a license agreement, Zenas agreed to pay the Company a one-time
payment of $1.0 million for the exercise of the corresponding option. In addition, in connection with the exercise of the Zenas Option, Zenas was required to reimburse the Company for a portion of chemistry, manufacturing, and controls-related (“CMC”) costs and expenses from the date of delivery of its option exercise notice through the execution of a license agreement.
In June 2022, the Company and Zenas executed the license agreement (“Zenas License”). The Zenas Option and Zenas License are collectively referred to as the “Zenas Agreements”. The Zenas License provides Zenas with a license in the People’s Republic of China, including Hong Kong, Macau, and Taiwan, for the development and commercialization of sequences and products under the first antibody sequence. The Company is also obligated to perform certain research and development and CMC services, and will also participate in a joint steering committee (“JSC”). Under the Zenas License, Zenas also has the right to exercise an option with respect to a second antibody sequence. If Zenas exercises the option and pays the Company the option exercise fee related to the second antibody sequence, the Company will grant Zenas an exclusive license to the sequences and products under this second antibody sequence.
Since the Zenas Agreements were negotiated with a single commercial objective, they are treated as a combined contract for accounting purposes. The Company assessed the Zenas Agreements in accordance with ASC 606 and concluded that it represents a contract with a customer and is within the scope of ASC 606. The Company determined that there is one combined performance obligation that consists of the license and data

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2

transfer, the research and development and CMC services, and the participation in the JSC. The Company determined that Zenas’ right to exercise an option with respect to a second antibody sequence does not represent a material right.
The consideration under the Zenas Agreements includes the following payments by Zenas to the Company: (i) a $1 million upfront payment upon execution of the Zenas License; (ii) an approximate $1.1 million payment representing reimbursement for a portion of development costs previously incurred by the Company; (iii) reimbursement of a portion of all CMC-related costs and expenses for the first antibody sequence through the manufacture of the first two batches of drug product; (iv) reimbursement of a portion of all non-CMC-related
costs and expenses for the development of the first antibody sequence through the first regulatory approval; (v) development milestones totaling up to $11 million; and (vi) royalties on net sales ranging from the mid-single
digits to the low teens.
The Company determined that the combined performance obligation is satisfied over time; therefore, the Company will recognize the transaction price from the license agreement over the Company’s estimated period to complete its activities. The Company concluded that it will utilize a cost-based input method to measure its progress toward completion of its performance obligation and to calculate the corresponding amount of revenue to recognize each period. The Company believes this is the best measure of progress because other measures do not reflect how the Company transfers its performance obligation to Zenas. In applying the cost-based input method of revenue recognition, the Company uses actual costs incurred relative to budgeted costs expected to be incurred for the combined performance obligation. These costs consist primarily of third-party contract costs. Revenue will be recognized based on the level of costs incurred relative to the total budgeted costs for the combined performance obligation. A cost-based input method of revenue recognition requires management to make estimates of costs to complete the Company’s performance obligation. In making such estimates, judgment is required to evaluate assumptions related to cost estimates.
The Company also determined that the milestone payments of $11 million are variable consideration under ASC 606 which need to be added to the transaction price when it is probable that a significant revenue reversal will not occur. Based on the nature of the milestones, such as the regulatory approvals which are generally not within the Company’s control, the Company will not consider achievement of this milestone to be probable until the uncertainty associated with such milestone has been resolved. When it is probable that a significant reversal of revenue will not occur, the milestone payment will be added to the transaction price for which the Company recognizes revenue. As of December 31, 2022, no milestones had been achieved.
There is a sales or usage-based royalty exception within ASC 606 that applies when a license of intellectual property is the predominant item to which the royalty relates. In accordance with this royalty exception, the Company will recognize royalty revenue at the later of (i) when the related sales occur, or (ii) when the performance obligation to which some or all of the royalty has been allocated has been satisfied (or partially satisfied). As of December 31, 2022, no royalty revenue has been recognized.
For the years ended December 31, 2022 and 2021, the Company recognized related party license revenue totaling $6.4 million and $1.5 million, respectively, associated with the Zenas Agreements. As of December 31, 2022, the Company recorded a related party receivable of $4.7 million, unbilled related party receivable of $0.9 million, current deferred related party revenue of $0.1 million and noncurrent deferred related party revenue of $0.8 million on its balance sheet.
13. Income Taxes
For the years ended December 31, 2022 and 2021, the Company recorded no current or deferred income tax expenses or benefits as it has incurred losses since inception and has provided a full valuation allowance against its deferred tax assets.

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3

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective income tax rate is as follows:

	Years Ended December 31,
	2022	2021
Federal statutory income tax rate	21.0%	21.0%
State taxes, net of federal benefit	2.2%	6.3%
Research tax credits	2.2%	2.5%
Other	-3.0%	-0.1%
Increase in deferred tax asset valuation allowance	-22.4%	-29.7%

Effective income tax rate	0.0%	0.0%

The following table provides a summary of net deferred tax assets (in thousands):

	December 31,
	2022	2021
Deferred tax assets:
Net operating loss carryforwards	$5,383	$4,651
Tax credit carryforwards	1,120	483
Capitalized research and development costs	4,315	—
Accrued expenses	484	57
Share-based compensation	273	4
Lease liabilities	183	—
Organizational costs	4	5

Gross deferred tax assets	11,762	5,200
Valuation allowance	(11,566)	(5,194)

Total deferred tax assets	196	6
Deferred tax liabilities:
Right-of-use lease assets	(189)	—
Prepaid expenses	(7)	(6)

Net deferred tax assets	$—	$—

As of December 31, 2022, the Company had federal net operating loss carryforwards of approximately $24.5 million, all of which have no expiration date and can be carried forward indefinitely; however, they are limited to a deduction to 80% of annual taxable income. The Company had state tax net operating loss carryforwards of approximately $20.1 million, which begin to expire in 2038.
In assessing the realizability of the net deferred tax assets, management considers all relevant positive and negative evidence in determining whether it is more likely than not that some portion or all the deferred income tax assets will not be realized. The realization of the gross deferred tax assets is dependent on several factors, including the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. Management believes that it is more likely than not that the Company’s deferred income tax assets will not be realized.

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Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2022 and 2021 related primarily to the increase in net operating loss carryforwards, capitalized research and development expenses and research tax credit carryforwards. During the year ended December 31, 2022, capitalized research and development expenses increased pursuant to Section 174 of the Internal Revenue Code of 1986, as amended (the “Code”). The changes in the valuation allowance for the years ended December 31, 2022 and 2021 and were as follows (in thousands):

	Years Ended December 31,
	2022	2021
Valuation allowance as of beginning of year	$5,194	$1,307
Net increases recorded to income tax provision	6,372	3,887

Valuation allowance as of end of year	$11,566	$5,194

Net operating loss carryforwards are subject to review and possible adjustment by the Internal Revenue Service and may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50% as defined under Sections 382 and 383 in the Code, which could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the Company’s value immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not yet conducted a study to determine if any such changes have occurred that could limit the ability to use the net operating loss carryforwards.
The Company has not recorded any liabilities for unrecognized tax benefits as of December 31, 2022 or 2021. The Company will recognize interest and penalties related to uncertain tax positions, if any, in income tax expense. As of December 31, 2022 and 2021, the Company had no accrued interest or penalties related to uncertain tax positions.
14. Net Loss Per Share
Basic and diluted net loss per common share were calculated as follows (in thousands, except share and per share data):

	Years Ended December 31,
	2022	2021
Numerator:
Net loss	$(28,476)	$(13,109)
Denominator:
Weighted-average common shares outstanding	875,279	875,279
Less: weighted-average unvested restricted shares of common stock	(1,045)	(1,808)

Weighted-average shares used to compute net loss per common share, basic and diluted	874,234	873,471

Net loss per share attributable to common stockholders, basic and diluted	$(32.57)	(15.01)

The Company’s potential dilutive securities, which include convertible preferred stock, stock options, unvested restricted shares of common stock, and warrants for the purchase of common stock, have been excluded

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from the computation of diluted net loss per share as the effect would be antidilutive. Therefore, the weighted-average number of common shares outstanding used to calculate both basic and diluted net loss per share is the same. The following potential dilutive securities, presented on an as converted basis, were excluded from the calculation of net loss per share due to their anti-dilutive effect:

	Years Ended December 31,
	2022	2021
Convertible preferred stock (as converted)	7,269,183	2,252,357
Stock options outstanding	1,273,454	248,603
Unvested restricted shares of common stock	635	1,398
Warrants for the purchase of common stock	4,677	4,677

Total	8,547,949	2,507,035

15. Commitments and Contingencies
Alloy Therapeutics, LLC:
In August 2019, the Company entered into a license agreement with Alloy Therapeutics, LLC (“Alloy”). The license agreement was amended in October 2022. The license agreement with Alloy grants to the Company the following:

•	A worldwide, non-exclusive license to use the Alloy technology solely to generate Alloy antibodies and platform assisted antibodies for internal, non-clinical research purposes, and

•
With respect to Alloy antibodies and platform assisted antibodies that are selected by the Company for inclusion into a partnered antibody program, a worldwide, assignable license to make, have made, use, offer for sale, sell, import, develop, manufacture, and commercialize products comprising partnered antibody programs selected from Alloy antibodies and platform assisted antibodies in any field of use.

The Company pays annual license fees and annual partnered antibody program fees totaling $0.1 million to Alloy. The Company is also obligated to pay a $0.1 million fee to Alloy if the Company sublicenses a product developed with Alloy antibodies or platform assisted antibodies. Upon the achievement, with the first selected antibody for products developed with Alloy, of (i) certain development milestones and (ii) certain commercial milestones, the Company is obligated to make additional payments to Alloy of up to $1.8 million and $11.0 million, respectively. Upon the achievement, with the second selected antibody for products developed with Alloy, of (i) certain development milestones and (ii) certain commercial milestones, the Company is obligated to make additional payments to Alloy of up to $3.1 million and $15.0 million, respectively. The Company recorded $0.5 million and $0.1 million for amounts owed under the Alloy license agreement within the research and development expenses line item in the statements of operations and comprehensive loss during the years ended December 31, 2022 and 2021, respectively.
Crystal Bioscience, Inc. and OmniAb, Inc.:
In September 2022, the Company entered into a commercial platform license agreement and services agreement with Crystal Bioscience, Inc. (“Crystal”) and OmniAb, Inc. (“OmniAb”), both subsidiaries of Ligand Pharmaceuticals Incorporated (collectively, “Ligand”).

•
Crystal granted the Company a worldwide,
non-exclusive,
non-sublicensable license under the Crystal technology to use chicken animals (solely at Crystal’s facilities and through Crystal personnel) for generation of OmniAb Antibodies for research purposes.

•
OmniAb granted the Company a worldwide,
non-exclusive
license under the OmniAb technology to use rodent animals (solely at approved CRO facilities and through approved CRO personnel) for generation of OmniAb Antibodies for research purposes. Such license is non-sublicensable except to an approved contract research organization.

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Upon the achievement of certain development milestones, the Company is obligated to make additional payments to Ligand of up to $12.2 million. Upon the achievement of certain commercial milestones, the Company is obligated to make royalty payments in the low to mid-single
digits. The Company has recorded $0.1 million for amounts owed under the Ligand license agreement within research and development expenses line item in the statement of operations and comprehensive loss during the year ended December 31, 2022.
IONTAS Limited:
In July 2020, the Company entered into a collaborative research agreement with IONTAS Limited (“IONTAS”) to perform certain milestone-based research and development activities for the Company under its first development program. This agreement was amended in January 2023 to extend their services to additional development programs. IONTAS provides dedicated resources to perform the research and development activities and receives compensation for those resources as well as success-based milestone payments.
Upon the achievement, with the first development program with IONTAS, of (i) certain development milestones and (ii) certain commercial milestones, the Company is obligated to make additional payments to IONTAS of up to £3.1 million and £2.3 million, respectively. Upon the achievement, with the second development program with IONTAS, of certain development milestones, the Company is obligated to make additional payments to IONTAS of up to £2.5 million. The Company has recorded $1.7 million and $2.7 million for amounts owed under the IONTAS collaborative research license agreement within the research and development expenses line item in the statements of operations and comprehensive loss during the years ended December 31, 2022 and 2021, respectively.
Indemnification Agreements
In the ordinary course of business, the Company may provide indemnification of varying scope and terms to employees, consultants, vendors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. To date, the Company has not incurred any material costs as a result of such indemnification agreements. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and has not accrued any liabilities related to such obligations in its financial statements as of December 31, 2022 or 2021.
Litigation
From time to time, the Company may be exposed to litigation relating to potential products and operations. The Company is not currently engaged in any legal proceedings that are expected, individually or in the aggregate, to have a material adverse effect on its financial condition, results of operations or cash flows.
Other
As of December 31, 2022 and 2021, the Company had standing agreements with consultants, contractors or service providers whose terms do not yield material long-term commitments.
16. Related Party Transactions
Viridian, LLC:
In June 2019, the Company entered into a Technology Assignment Agreement (the “TAA”) with Viridian, LLC (“Viridian”), a related party. The Company considers Viridian to be a related party because two of its members have a seat on the Board of Directors of the Company. The TAA assigns to the Company exclusively throughout the world all rights, title, and interest to all technology and know-how
applicable to the research, development, commercialization, and manufacturing of human therapeutic products that target a specific protein. In exchange for the TAA, the Company issued to Viridian 872,227 shares of the Company’s common stock

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with a fair value of $0.09 per share. There are no future obligations to Viridian in connection with the TAA. As of December 31, 2022 and 2021, Viridian owned approximately 13% and 35%, respectively, of the Company’s outstanding shares (assuming the conversion of all preferred stock into common stock).
Zenas BioPharma Limited:
The Company is a party to option and license agreements with Zenas, a related party. The Company considers Zenas to be a related party because (i) Tellus BioVentures LLC (“Tellus”), whose sole member is a significant shareholder in the Company and serves as Chairman of the Board of Directors of the Company, is also a significant shareholder in Zenas and serves as Executive Chairman of the Board of Directors of Zenas and (ii) the Fairmount Funds, who are significant shareholders in the Company and have a seat on the Board of Directors of the Company, are also significant shareholders in Zenas and have a seat on the Board of Directors of Zenas. As of December 31, 2022 and 2021, Tellus and affiliated entities owned approximately 17% and 42%, respectively, and Fairmount Funds and affiliated entities owned approximately 14% and 13%, respectively, of the Company’s outstanding shares (assuming the conversion of all preferred stock into common stock). See Note 12 for more information. In connection with these agreements, the Company recognized $6.4 million and $1.5 million within the license revenue—related party line item in the statements of operations and comprehensive loss for the years ended December 31, 2022 and 2021, respectively. As of December 31, 2022, the Company recorded a related party receivable of $4.7 million, unbilled related party receivable of $0.9 million, current deferred related party revenue of $0.1 million and noncurrent deferred related party revenue of $0.8 million on its balance sheet. As of December 31, 2021, the Company recorded a related party receivable of $0.5 million and unbilled related party receivable of $1.0 million on its balance sheet.
In 2020, Zenas issued 156,848 common shares to the Company in exchange for the Zenas Option. The Company determined that the fair value on the date of issuance and as of December 31, 2022 and 2021, respectively, was not material to its financial statements. The Company used the measurement alternative as the measurement attribute for accounting for the Zenas common shares which does not require it to assess the fair value of the common stock at each reporting period as the fair value of the Zenas common shares is not readily determinable nor is there a reliable source for observable transactions from which the Company could determine a fair value. In addition, the Company does not have ready access to significant events occurring at Zenas. If the Company does identify observable price changes in orderly transactions for the identical or similar common shares of Zenas, the Company will measure the common shares at fair value as of the date that the observable transaction occurred.
17. Subsequent Events
Management has evaluated subsequent events through May 15, 2023, the date which the financial statements were available to be issued and determined that there were no additional subsequent events requiring recording or disclosure in the Company’s financial statements except as noted below.
The Company issued 209,046 stock option awards from the 2019 Plan during the period January 1, 2023 until May 15, 2023.

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